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                                                                    EXHIBIT 23.2




                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of TCI Communications, Inc. of our report dated February 4, 1994, relating to the consolidated financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


                                                 /s/Price Waterhouse LLP
                                                 Price Waterhouse LLP


Norfolk, Virginia
November 21, 1995